 EXHIBIT 99.1

Forza X1, Inc. Announces Pricing of Initial Public Offering

FORT PIERCE, FL, 8/11/2022 — Forza X1, Inc. (Nasdaq: FRZA) (“Forza”, the “Company”), a developer of electric sport boats with a mission to inspire the adoption of sustainable recreational boating, today announced the pricing of its initial public offering of 3,000,000 shares of the Company’s common stock at a public offering price of $5.00 per share, for aggregate gross proceeds of $15 million prior to deducting underwriting discounts and other offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of common stock at the public offering price less discounts, to cover over-allotments.

The shares of common stock are expected to begin trading on the Nasdaq Capital Market under the ticker symbol “FRZA” on August 12, 2022. The offering is expected to close on August 16, 2022, subject to satisfaction of customary closing conditions.

The net proceeds from the initial public offering will be used for (i) the acquisition of property and the development of a manufacturing plant, infrastructure and equipment to build, design and manufacture Forza’s new line of electric boats; (ii) ramp up of production and inventory; and (iii) working capital.

ThinkEquity is acting as sole book-running manager for the offering.

The registration statement on Form S-1 (File No. 333-261884) relating to the shares being sold in this offering has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on August 11, 2022. A final prospectus related to the proposed offering will be filed and made available on the SEC’s website at https://www.sec.gov/. The offering is being made only by means of a prospectus. Electronic copies of the final prospectus may be obtained, when available, from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 and by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Forza X1, Inc.

Forza X1, Inc.’s (“Forza” “we” “us” or the “Company”) mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on the creation, implementation and sale of electric boats utilizing our electric vehicle technology to control and power our boats and proprietary outboard electric motor. Our electric boats are being designed as fully integrated electric boats including the hull, outboard motor and control system. For more information, please visit www.forzax1.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Forza X1, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including the completion of the initial public offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds from the offering. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the prospectus related to the initial public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Forza X1, Inc. undertakes no duty to update such information except as required under applicable law.